Exhibit 32.1

Registrant (Commission File Number 333-110029):

Broder Bros., Co.

Six Neshaminy Interplex, 6th Floor

Trevose, Pennsylvania 19053

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Broder Bros., Co. on Form 10-K for the year ended December 29, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas Myers, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Broder Bros., Co.

March 28, 2008

BRODER BROS., CO.

By:	/s/ THOMAS MYERS
Thomas Myers
Chief Executive Officer